                             AMENDED AND RESTATED

                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     With

                      OppenheimerFunds Distributor, Inc.

                            For Class B Shares of

            Oppenheimer Small- & Mid- Cap Value Fund, a Series of
                      Oppenheimer Quest For Value Funds

This Amended and Restated  Distribution  and Service Plan and  Agreement
(the "Plan")  is  dated as of the 3rd day of  October,  2005,  by and between Oppenheimer Small- & Mid- Cap Value Fund (the "Fund"), a series of
Oppenheimer  Quest For Value  Funds  (the  "Trust")  and  OppenheimerFunds
Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the  Fund's  written  distribution  and service plan for  Class B shares  of the Fund  (the  "Shares"), contemplated  by Rule 12b-1  as it may  be  amended  from  time  to  time
(the  "Rule")  under  the Investment  Company Act of 1940 (the "1940  Act"),
pursuant to which the Fund will  compensate  the  Distributor  for its
services in  connection  with the distribution  of  Shares,   and  the
personal   service  and  maintenance  of Shareholder accounts  that  hold
Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan.
The terms and  provisions  of this Plan shall be interpreted  and defined in a manner  consistent  with the provisions and definitions  contained in (i)
the 1940 Act, (ii) the Rule, (iii) Rule 2830 of the Conduct Rules of the
National Association of Securities Dealers,  Inc., or any  amendment  or successor  to such rule (the "NASD  Conduct  Rules") and (iv) any conditions pertaining either to  distribution-related  expenses or to a plan of distribution  to which the Fund is subject under any order on which the
Fund  relies,  issued  at any time by the U.S. Securities  and  Exchange
Commission ("SEC").

2.    Definitions.  As used in this Plan, the following terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services  with  respect to Shares  held by  Customers
(defined  below) of the Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees"  shall  mean the  members  of the
Trust's Board of Trustees  who are not  "interested  persons"  (as defined in the 1940 Act) of the Trust and who have no direct or  indirect  financial interest  in the operation of this Plan or in any agreement relating to this
Plan.

      (c)   "Customers" shall mean such brokerage or other customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all
Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or
(ii)  such Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as
Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as determined  by the  Distributor  shall be deemed the  Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution   Assistance and Administrative Support
Services.

      (a) Payments to the Distributor.  In consideration of the payments made by the Fund to the Distributor under this Plan, the Distributor shall provide administrative support services and distribution assistance services to
the   Fund.   Such   services   include   distribution   assistance   and
administrative  support  services  rendered in connection with Shares (1)
sold in  purchase  transactions,  (2)  issued in  exchange  for  shares of another investment  company  for  which  the  Distributor  serves  as distributor  or sub-distributor,  or (3) issued pursuant to a plan of reorganization to which the Fund is a party.  If the Board  believes that
the  Distributor  may not be rendering  appropriate   distribution
assistance  or  administrative  support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board,  shall provide the Board with a written  report or other information to verify that the Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

             (i)  Administrative Support Services Fees.  Within  forty-five
(45) days of the end of each calendar quarter,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.25% on an annual  basis) of the average during the period of the  aggregate net asset value of the Shares computed  as of the  close of each  business  day (the  "Service  Fee").
Such Service Fee payments received from the Fund will compensate the
Distributor for providing administrative support services with respect to
Accounts.  The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution Assistance Fees (Asset-Based Sales Charge).
Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual  basis) of the average during the month of the  aggregate  net asset  value of Shares computed as of the close of each business day (the  "Asset-Based  Sales
Charge")  outstanding for no more than six years (the "Maximum  Holding
Period").  Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

           The  distribution  assistance to be rendered by the Distributor in connection  with the Shares  may  include,  but shall not be  limited  to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity  that sells  Shares,  and\or  paying  such  persons
"Advance Service  Fee Payments"  (as defined  below) in advance of,  and\or in amounts greater than, the amount provided for in Section 3(b) of this
Agreement;  (ii) paying  compensation  to and  expenses of  personnel  of the  Distributor  who support  distribution of Shares by Recipients;  (iii)
obtaining  financing or providing such financing  from its own  resources, or from an affiliate,  for the  interest  and other  borrowing  costs of the
Distributor's  unreimbursed expenses  incurred in rendering  distribution assistance  and  administrative support  services  to the Fund;  and (iv)
paying  other  direct  distribution costs,   including   without
limitation  the  costs  of  sales   literature, advertising  and
prospectuses  (other than those  prospectuses  furnished  to current holders of the Fund's shares  ("Shareholders"))  and state "blue sky" registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for rendering distribution  assistance  in  connection  with the sale of Shares and/or  (2)service fees for  rendering  administrative  support  services with respect to Accounts.  However, no such payments  shall be made to any
Recipient for any period in which its  Qualified  Holdings do not equal or exceed,  at the end of such period,  the minimum amount ("Minimum  Qualified
Holdings"),  if any,  that  may be set  from  time to time by a  majority  of the  Independent Trustees.  All fee payments made by the  Distributor hereunder are subject to reduction  or  chargeback  so that the  aggregate service  fee  payments  and Advance  Service  Fee  Payments  do not  exceed the  limits  on  payments  to Recipients  that  are,  or may be,  imposed  by the NASD  Conduct  Rules.  The Distributor may make Plan payments to any
"affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient or retain such payments if the
Distributor   qualifies as a Recipient.

            (i) Service Fee. In  consideration of the  administrative
support services  provided by a Recipient,  the Distributor shall  make
service  fee  payments  to  that  Recipient   quarterly or at such other
interval as deemed appropriate by the Distributor,  within forty-five (45)
days of the end of each  calendar quarter or other period,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average during the period of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient or by its  Customers for a period of more than the minimum period (the "Minimum Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

            Alternatively, the Distributor may, at its sole option, make the following service fee payments to any Recipient, within forty-five (45) days of the end of each calendar quarter or at such other interval as deemed appropriate by the Distributor: (i)  "Advance  Service  Fee Payments"  at a
rate not to exceed  0.25% of the average  during the  calendar quarter or other period of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified
Holdings, sold by the Recipient during that period and owned  beneficially or of record by the  Recipient  or by its  Customers,  plus (ii)  service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the period of the aggregate net asset value of Shares, computed as of the close of each  business  day,  constituting  Qualified
Holdings  owned beneficially  or of record by the  Recipient or by its
Customers for a period of more than one (1) year.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the
Recipient is obligated to and will repay the  Distributor  on demand a pro rata  portion of such Advance Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by
Recipients in connection with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or sub-accounts  in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options  available, and providing such other information and services in connection with the rendering of personal  services and/or the Maintenance of Accounts, as the
Distributor or the Fund may reasonably request.

            (ii)  Distribution Assistance Fees (Asset-Based Sales Charge)
Payments.  In its sole discretion and irrespective  of whichever  alternative method of making  service  fee  payments  to  Recipients  is  selected  by the Distributor,  in addition the Distributor may make distribution assistance fee payments to a Recipient  quarterly, or at such other interval as deemed appropriate by the Distributor, within forty-five (45) days after the end of each calendar quarter or other period,  at a rate not to exceed
0.1875% (0.75% on an annual basis) of the average  during the period of the aggregate net asset value of Shares  computed as of the close of each business  day  constituting Qualified  Holdings  owned  beneficially  or of record by the Recipient or its Customers  for no more  than six  years and for any  minimum  period  that the Distributor  may establish.  Distribution assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares
by the  Recipient,  and  providing  such other  information  and  services in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time  to  time  increase  or  decrease  the  rate  of  fees  to be paid to the Distributor or to any Recipient,  but not to exceed the rates set forth above, and/or  direct the  Distributor  to increase or decrease  the
Maximum  Holding Period,  any Minimum  Holding Period or any Minimum
Qualified  Holdings.  The Distributor  shall notify all  Recipients of any
Minimum  Qualified  Holdings, Maximum  Holding Period and Minimum  Holding
Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each Recipient  with written  notice within thirty (30) days after any change in  these  provisions.  Inclusion of  such  provisions  or a  change  in such provisions  in  a  revised current  prospectus  shall  constitute  sufficient notice.

      (d)   The Service Fee and the Asset-Based Sales Charge on Shares are
subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under the Plan, payments may also be made to Recipients:  (i) by
OppenheimerFunds, Inc.  ("OFI")  from its own  resources (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii)
by the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources, from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended to have  certain  rights as
third-party beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may be presumed  that a Recipient has provided  distribution assistance or administrative  support  services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding  the level of Qualified
Holdings,  a Recipient may not be rendering  appropriate  distribution assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the Distributor,  at the  request of the Board, shall  require the  Recipient  to provide a written  report or other information  to verify that said Recipient is  providing  appropriate distribution  assistance  and/or  services in this regard.  If the
Distributor  or the Board of Trustees  still is not satisfied after  the receipt  of such  report,  either  may take  appropriate  steps to terminate the  Recipient's  status as such  under the  Plan,  whereupon  such
Recipient's  rights as a third-party  beneficiary  hereunder shall terminate. Additionally,  in their  discretion,  a majority  of the  Trust's
Independent Trustees at any time may remove any broker,  dealer,  bank or other  person or entity as a  Recipient,  where  upon such  person's  or entity's  rights as a third-party  beneficiary  hereof shall  terminate.
Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the Distributor.  The  Distributor has no  obligation to pay any Service  Fees  or  Distribution  Assistance
Fees  to  any  Recipient  if  the Distributor  has not  received  payment of
Service Fees or  Distribution  Fees from the Fund.

4.    Selection and Nomination of Trustees.  While this Plan is in effect, the selection and nomination of persons to be Trustees of the Trust who are not "interested persons" of the Trust ("Disinterested Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees.  Nothing herein shall prevent the incumbent Disinterested Trustees from soliciting the views or the involvement of others in such selection or nominations as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect, the Treasurer of the Trust shall provide written reports to the Trust's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority of the Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares;
(ii) such termination  shall be on not more  than  sixty  days'  written notice  to any other  party  to the  agreement;  (iii)  such  agreement shall  automatically terminate in the event of its  "assignment" (as defined in the 1940 Act); (iv) such  agreement  shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and Amendment.  This
Amended and  Restated  Plan  has  been  approved  by a vote  of the  Board and of the Independent  Trustees  and replaces  the Fund's  prior  Amended and  Restated Distribution  and  Service  Plan for  Class B  Shares.  Unless
terminated  as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such continuance is specifically approved  at  least  annually  by a vote  of the
Board  and  its  Independent Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the
Class  B Shareholders  at  a  meeting  called  for  that purpose,   and  all
material amendments  must be  approved  by a vote of the Board  and of the
Independent Trustees.

       This Plan may be terminated  at any time by vote of a majority  of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"
(as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares. In the event of such  termination,  the Board and its Independent
Trustees shall determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the
Asset-Based  Sales Charge in respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer of  Shareholder  and  Trustee  Liability. The Distributor
understands  that the  obligations of the Fund under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's  property.  The Distributor  represents that it has notice of the  provisions  of the  Declaration  of  Trust  of the  Trust disclaiming shareholder and Trustee liability for acts or obligations of the
Fund.

                                    Oppenheimer Small- & Mid- Cap Value Fund,
                                    a series of Oppenheimer Quest For Value
                                    Funds

                                    By:   /s/ Philip S. Gillespie
                                         Phillip S. Gillespie,
                                         Assistant Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:   /s/ James H. Ruff
                                         James H. Ruff, President